Calculation of Filing Fee Tables
S-3
Community Healthcare Trust Inc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock, par value $0.01 per share	457(o)
		Equity	Depositary Shares	457(o)
		Other	Rights to Purchase Common Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 73,745,680.00	0.0001531	$ 11,290.46
Fees Previously Paid	2	Equity	Common Stock, par value $0.01 per share	457(o)			$ 426,254,320.00		$ 46,973.23
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 58,263.69
			Total Fees Previously Paid:						$ 46,973.23
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 11,290.46
Offering Note
[1]	There are being registered hereunder such indeterminate number of (i) shares of common stock, (ii) shares of preferred stock, (iii) depositary shares, (iv) rights to purchase common stock, (v) debt securities, (vi) warrants to purchase common stock, preferred stock, depositary shares, units, or warrants, and (vii) units, as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary share. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b under the heading "Instructions to the Calculation of Filing Fee Tables and Related Disclosure" of Part II, Item 16, of Form S-3 under the Securities Act.

[2]	The registrant previously paid or carried forward an aggregate fee of $46,973.23 related to $426,254,320 of shares of the registrant's common stock that were registered for sale pursuant to a prospectus supplement to this registration statement, dated November 2, 2022, and that certain Second Amended and Restated Sales Agreement, dated as November 2, 2022, by and between the registrant and the agents named therein (collectively, the "Prior ATM"), and remain unsold as of the date hereof, which is applied to the registrant's total registration fee. Upon filing of this post-effective amendment no. 1 to the registration statement, the offering pursuant to the Prior ATM is deemed terminated.